Exhibit A

to

Annual Report Concerning Foreign Utility Companies
on

Form U-33-S for the Fiscal Year ended
December 31, 2000

Filed by

SEMPRA ENERGY

The following organizational chart shows the relationship of Sempra Energy and its system public-utility companies to each foreign utility company:

ORGANIZATIONAL CHART
OF SEMPRA ENERGY UTILITIY COMPANIES
(As of December 31, 2000)

SEMPRA ENERGY

      Enova Corporation

San Diego Gas & Electric Company*

      Pacific Enterprises

Southern California Gas Company*

      Sempra Energy Global Enterprises

Sempra Energy International

                        SEI Cayman Gas Holding Company

Sodigas Pampena, S.A. (21.5%)

Camuzzi Gas Pampeana, S.A. (86.09%)

Sodigas Sur S.A. (21.5%)

Camuzzi Gas del Sur, S.A. (90%)

DGN de La Laguna-Durango, S. de R.L. de C.V. (1%)*

Pacific Enterprises International

Enova International

Sempra Energy Mexico, S.A. de C.V. (99.9%)*

DGN de Chihuahua, S. de R.L. de C.V. (47.5%)*

DGN de La Laguna-Durango, S. de R.L. de C.V. (99%)*

Distribuidora de Gas Natural de Mexicali, S. de R.L. de C.V. (30%)*

Sempra Energy International (España) S.L.

Sempra Energy International Holdings B.V.

Sempra Energy International Canada Ltd.

Pacific Enterprises International Canada Ltd.

DGN de Chihuahua, S. de R.L. de C.V. (47.5%)*

Distribuidora de Gas Natural de Mexicali, S. de R.L. de C.V. (30%)*

Sempra Energy International Chile Holdings I B.V (99.99%)

Inversiones Sempra-PSEG Chile S.A. (50%)

Inversiones Sempra-PSEG Chile II S.A. (99.98%)

Chilquinta Energía S.A. (99.99%)*

I.T.O. International Technical Operators A.V.V. (99%)

Ontario Quinta A.V.V. (55.29%)

Luz del Sur S.A.A. (61.16%)*

Energy Business International A.V.V.

Luz del Sur S.A.A. (3.83%) *

Tecnored S.A. (50%)

I.T.O. International Technical Operators A.V.V. (1%)

Energy Business International A.V.V.

Luz del Sur S.A.A. (3.83%) *

Ontario Quinta A.V.V. (55.29%)

Luz del Sur S.A.A. (61.16%) *

Sodigas Pampeana S.A. (21.5%)

Camuzzi Gas Pampeana S.A. (86.09%)*

Sodigas Sur S.A. (21.5%)

Camuzzi Gas del Sur S.A. (90%)*

Sempra Energy Peruvian Opportunity Company LLC (100%)

Peruvian Opportunity Company S.A.C. (50%)

Luz del Sur S.A.A. (22.89%)*

Ontario Quinta A.V.V. (41.97%)

Luz del Sur S.A.A. (61.16%)*

* The utility companies are noted with an asterisk.